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                                                                      EXHIBIT 21

                    LIST OF BET HOLDINGS, INC. SUBSIDIARIES

1.   Avalon Pictures, Inc. d\b\a Action Pay-Per-View

2.   BET Acquisitions Corp.

3.   BET Development Company

4.   BET Direct, Inc.

5.   BET Films, Inc.

6.   BET Innovations Publishing, Inc.

7.   BET International, Inc.

8.   BET Music Soundz, Inc.

9.   BET Pictures, Inc.

10.  BET Productions, Inc.

11.  BET Radio Network, Inc.

12.  BET Satellite Services, Inc.

13.  Black Entertainment Television, Inc.

14.  BrettCo, Inc.

15.  Emerge Communications, Inc.

16.  Paige Publications, Inc.